Exhibit 99.1

Blue Nile Announces Third Quarter 2016 Financial Results

In a Separate Press Release Today, the Company Announced It Entered a Definitive Agreement to be Acquired by Bain Capital Private Equity and Bow Street LLC for $40.75 per Common Share
In Light of the Announcement, the Company Canceled Its Previously Scheduled Earnings Conference Call

Third Quarter Net Sales of $105.1 million
Third Quarter Earnings per Diluted Share of $0.11

SEATTLE, November 7, 2016 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its third quarter ended October 2, 2016.
Net sales decreased to $105.1 million for the third quarter ended October 2, 2016 compared to $109.9 million for the third quarter ended October 4, 2015. Operating income for the quarter totaled $1.8 million, representing an operating margin of 1.7% of net sales, compared to $3.0 million in operating income and 2.8% operating margin for the third quarter 2015. Net income totaled $1.3 million, or $0.11 per diluted share versus $2.0 million, or $0.17 per diluted share for the third quarter 2015.
Non-GAAP adjusted EBITDA for the quarter totaled $4.2 million compared to $5.3 million for the third quarter 2015. For the trailing twelve month period ended October 2, 2016, net cash provided by operating activities totaled $18.6 million compared to $14.7 million for the trailing twelve month period ended October 4, 2015. For the trailing twelve month period ended October 2, 2016, non-GAAP free cash flow totaled $13.3 million, as compared to $10.8 million for the trailing twelve month period ended October 4, 2015.

Highlights

•	U.S. engagement net sales for the third quarter 2016 decreased 8.5% to $59.5 million, compared to $65.0 million for the third quarter 2015.

•	U.S. non-engagement net sales for the third quarter 2016 increased 1.2% to $25.3 million, compared to $25.0 million for the third quarter 2015.

•
International net sales for the third quarter 2016 were $20.3 million, compared to $19.9 million for the third quarter 2015, an increase of 1.8%. Excluding the impact from changes in foreign exchange rates, international net sales increased 4.2%.

•	Gross profit for the third quarter 2016 totaled $20.6 million. As a percent of net sales, gross profit was 19.6% compared to 19.3% for the third quarter 2015.

•
Selling, general and administrative expenses for the third quarter 2016 were $18.8 million, compared to $18.2 million in the third quarter 2015. Selling, general and administrative expenses included stock-based compensation expense of $1.0 million for the third quarter 2016 and $1.3 million for the third quarter 2015.

•
Earnings per diluted share for the third quarter 2016 was $0.11 compared to $0.17 for the third quarter 2015.  Earnings per diluted share included stock-based compensation expense of $0.05 for the third quarter 2016 and $0.07 for the third quarter 2015.

•	At the end of the third quarter 2016, cash and cash equivalents totaled $40.6 million.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 3, 2016. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2016, which we expect to file with the Securities and Exchange Commission on or before November 14, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	October 2, 2016	October 4, 2015
Net income	$1,293	$1,977
Income tax expense	604	1,041
Other (income) loss, net	(100)	21
Depreciation and amortization	1,354	940
Stock-based compensation	1,032	1,283
Non-GAAP adjusted EBITDA	$4,183	$5,262

	Year to date ended	Year to date ended
	October 2, 2016	October 4, 2015
Net income	$4,500	$5,495
Income tax expense	2,420	2,969
Other income, net	(606)	(76)
Depreciation and amortization	3,732	2,771
Stock-based compensation	3,329	3,801
Non-GAAP adjusted EBITDA	$13,375	$14,960

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash (used in) provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	October 2, 2016	October 4, 2015
Net cash provided by (used in) operating activities	$3,957	$(5,268)
Purchases of fixed assets, including internal-use
software and website development	(1,605)	(988)
Non-GAAP free cash flow	$2,352	$(6,256)

	Twelve months ended	Twelve months ended
	October 2, 2016	October 4, 2015
Net cash provided by operating activities	$18,554	$14,727
Purchases of fixed assets, including internal-use
software and website development	(5,291)	(3,891)
Non-GAAP free cash flow	$13,263	$10,836

The non-GAAP free cash flow for the twelve months ended October 4, 2015 presented above includes financial information from the Company’s fiscal 2014 reporting period which included 53 weeks, with an additional week falling into the fourth quarter.
The following table reconciles year-over-year international net sales percentage (decreases) increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended October 2, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	1.8%	(2.4)%	4.2%
Quarter ended October 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	(7.2)%	(10.2)%	3.0%

Year to date ended October 2, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	2.4%	(3.5)%	5.9%
Year to date ended October 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	2.7%	(8.8)%	11.5%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	October 2, 2016	January 3, 2016	October 4, 2015

ASSETS
Current assets:
Cash and cash equivalents	$40,558	$86,542	$33,609
Trade accounts receivable	2,094	3,339	4,006
Other accounts receivable, net	1,577	706	930
Note receivable	300	600	600
Inventories	44,126	46,376	41,946
Prepaids and other current assets	2,497	1,585	2,317
Total current assets	91,152	139,148	83,408
Property and equipment, net	11,669	10,530	10,795
Deferred income taxes(1)	4,259	5,089	4,844
Other investments	2,280	2,280	2,280
Other assets, net	268	367	305
Total assets	$109,628	$157,414	$101,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,882	$121,917	$76,328
Accrued liabilities	8,750	12,336	8,816
Current portion of long-term financing obligation	34	33	33
Current portion of deferred rent	352	290	291
Total current liabilities	87,018	134,576	85,468
Long-term financing obligation, less current portion	430	455	464
Deferred rent, less current portion	1,702	1,697	1,771
Unearned income	1,530	1,988	2,141
Other long-term liabilities	318	242	201
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22	22
Additional paid-in capital	236,285	232,148	230,290
Accumulated other comprehensive loss	(227)	(239)	(211)
Retained earnings	110,366	114,023	108,984
Treasury stock	(327,816)	(327,498)	(327,498)
Total stockholders’ equity	18,630	18,456	11,587
Total liabilities and stockholders’ equity	$109,628	$157,414	$101,632

(1) In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. We early adopted this standard effective January 3, 2016 retrospectively and reclassified the current deferred income tax assets previously presented in the consolidated balance sheet as of October 4, 2015, to noncurrent deferred income tax assets.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	October 2, 2016	October 4, 2015	October 2, 2016	October 4, 2015
Net sales	$105,110	$109,943	$321,937	$330,083
Cost of sales	84,470	88,712	258,673	266,790
Gross profit	20,640	21,231	63,264	63,293
Selling, general and administrative expenses	18,843	18,192	56,950	54,905
Operating income	1,797	3,039	6,314	8,388
Other income (loss), net:
Interest income, net	10	12	35	76
Other income (loss), net	90	(33)	571	—
Total other income (loss), net	100	(21)	606	76
Income before income taxes	1,897	3,018	6,920	8,464
Income tax expense	604	1,041	2,420	2,969
Net income	$1,293	$1,977	$4,500	$5,495
Basic net income per share	$0.11	$0.17	$0.39	$0.47
Diluted net income per share	$0.11	$0.17	$0.38	$0.47

Shares used for computation (in thousands):
Basic	11,654	11,523	11,622	11,706
Diluted	11,760	11,612	11,711	11,779

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	October 2, 2016	October 4, 2015
Operating activities:
Net income	$4,500	$5,495
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,732	2,771
Stock-based compensation	3,359	3,831
Deferred income taxes	830	(657)
Tax deficiency from share-based awards	(437)	(597)
Excess tax benefit from share-based awards	(25)	(29)
Changes in assets and liabilities:
Receivables	374	(1,228)
Inventories	2,250	(278)
Prepaid expenses and other assets	(834)	(755)
Accounts payable	(44,336)	(52,344)
Accrued liabilities	(3,586)	(3,176)
Unearned income	(458)	2,141
Deferred rent and other	143	(180)
Net cash used in operating activities	(34,488)	(45,006)
Investing activities:
Purchases of property and equipment	(4,476)	(2,940)
Payments received on note receivable	300	1,400
Net cash used in investing activities	(4,176)	(1,540)
Financing activities:
Repurchase of common stock	(318)	(10,780)
Proceeds from stock option exercises	1,738	241
Taxes paid for net share settlement of share-based awards	(630)	(424)
Excess tax benefit from share-based awards	25	29
Principal payments under long-term financing obligation	(24)	(24)
Cash dividends paid	(8,123)	—
Net cash used in financing activities	(7,332)	(10,958)

Effect of exchange rate changes on cash and cash equivalents	12	(73)

Net decrease in cash and cash equivalents	(45,984)	(57,577)

Cash and cash equivalents, beginning of period	86,542	91,186
Cash and cash equivalents, end of period	$40,558	$33,609

	Year to date ended
	October 2, 2016	October 4, 2015
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,033	$4,825